Exhibit 23.7

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement of Medical Resources, Inc. on Form S-3 of our report dated May 31, 1996 with respect to the financial statements of Americare Imaging Center, Inc. incorporated by reference in the Prospectus, which is a part of the Registration Statement, and to reference to us under the heading "Experts" in such Prospectus.



/s/ Weisberg, Polansky, Kulberg, Einhorn & Mole, LLP

Carle Place, New York
September 23, 1996